UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 30, 2008
Date of Report (Date of Earliest Event Reported)

Commission file number  –  2-63322

INTERNATIONAL SHIPHOLDING CORPORATION
(Exact name of registrant as specified in its charter)

  Delaware                                                                  36-2989662
(State or other jurisdiction of                                                                 (I.R.S. Employer Identification Number)
                                                             incorporation or organization)

11 North Water Street, Suite 18290                                                                        Mobile, Alabama      36602
                                                                      (Address of principal executive offices)                                                                                                  (Zip Code)

 (251) 243-9100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

 [ ]  Written communications pursuant to Rule 425 under the Securities Act
 [ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act
 [ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
 [ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers

On July 30, 2008, International Shipholding Corporation (the "Company") and its Board of Directors elected James J. McNamara as a member of the Company’s Board of Directors replacing Raymond V. O’Brien, Jr. who resigned in conjunction with his retirement from the Board.  Mr. O’Brien had served on the Board of Directors since 1979 and his resignation was effective on July 30, 2008.

Mr. McNamara was elected upon the recommendation of the Nominating and Corporate Governance Committee to the Board’s Audit, Compensation, and Nominating and Governance committees.  In addition, the Board of Directors elected upon the recommendation of the Nominating and Corporate Governance Committee, T. Lee Robinson, Jr. to all three of the Company’s Committees.  Mr. Robinson was elected to the Board of Directors on April 30, 2008.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INTERNATIONAL SHIPHOLDING CORPORATION

/s/ Manuel G. Estrada
_____________________________________________
Manuel G. Estrada
Vice President and Chief Financial Officer

Date    August 4, 2008